Exhibit (s)
POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

          The undersigned directors and officers of KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC. (the “Company”) hereby appoint DAVID A. HEARTH (with full power to act alone), their attorney-in-fact and agent, in all capacities, to execute and to file any documents relating to the Company’s Registration Statement on Form N-2 (File No. 811-22467) in connection with the Company’s offering of its common stock under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto (including post-effective amendments), covering the registration and the sale of common stock by the Company, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. The undersigned grant to said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
          The undersigned directors and officers of Kayne Anderson Midstream/Energy Fund, Inc. hereby execute this Power of Attorney in the capacities and on the dates indicated.

By:	/s/ Kevin S. McCarthy Kevin S. McCarthy, Chairman of the	Date:	October 18, 2010
Board of Directors, President and Chief Executive Officer

By:	/s/ Terry A. Hart Terry A. Hart, Chief Financial Officer and Treasurer	Date:	October 18, 2010

By:	/s/ William R. Cordes William R. Cordes, Director	Date:	October 18, 2010

By:	/s/ Barry R. Pearl Barry R. Pearl, Director	Date:	October 18, 2010

By:	/s/ Albert L. Richey Albert L. Richey, Director	Date:	October 18, 2010

By:		Date:

William L. Thacker, Director